Exhibit 99.1

Rubius Therapeutics Appoints Christina Coughlin, M.D., Ph.D., as Chief Medical Officer

CAMBRIDGE, Mass., Dec. 23, 2019 (GLOBE NEWSWIRE) -- Rubius Therapeutics, Inc. (Nasdaq:RUBY), a clinical-stage biopharmaceutical company that is genetically engineering red blood cells to create an entirely new class of cellular medicines, today announced the appointment of Christina Coughlin, M.D., Ph.D., as the Company’s chief medical officer, effective January 6, 2020. With Dr. Coughlin’s appointment, Chris Carpenter, M.D., Ph.D., Rubius’ previous chief medical officer, is transitioning to a scientific advisory role.

“As Rubius begins its next chapter as a clinical-stage organization, we are excited to welcome Christina to Rubius, as our chief medical officer. Christina brings extensive experience leading clinical development and translational medicine teams and has a track record of building successful drug development organizations, with a particular focus in cellular therapy and oncology. We look forward to having her clinical and scientific leadership as we advance our pipeline of Red Cell Therapeutics™ for the potential treatment of rare diseases, cancer and autoimmune diseases,” said Pablo J. Cagnoni, M.D., chief executive officer. “I would like to thank Chris for his many contributions to Rubius and look forward to his continued guidance through his scientific advisory role.”

A trained oncologist and immunologist, Dr. Coughlin joins Rubius from Tmunity Therapeutics, Inc., where she served as chief medical officer and was responsible for the development of Tmunity’s CAR-T and TCR-T cellular therapy pipeline across preclinical, regulatory and clinical development activities. Prior to Tmunity, Ltd., Dr. Coughlin served as chief medical officer at Immunocore, where she led the development of the preclinical and clinical pipeline of soluble T cell receptor product candidates recognizing multiple tumor targets, including advancing the lead program from Phase 1 to dual pivotal clinical trials. Earlier, she held positions at several pharmaceutical companies, including executive director of oncology clinical development at Novartis; international project team leader, early development at Morphotek, Inc.; and was an asset team leader in early clinical development at Pfizer’s Oncology Business Unit. Before entering the pharmaceutical industry, Dr. Coughlin was an instructor in pediatrics at the University of Pennsylvania School of Medicine; completed her postdoctoral research fellowship in the Translational Research Group of the Abramson Family Cancer Research Institute under the direction of CAR-T cell therapy pioneer Carl June, M.D.; and was an attending physician and instructor in the Department of Pediatrics and Division of Oncology at The Children’s Hospital of Philadelphia. She holds an M.D. and Ph.D. from the University of Pennsylvania School of Medicine and a B.S. in mathematics and biology from Temple University.

“I have dedicated my career to leading the development of potentially transformative, novel cellular therapies for the treatment of patients with cancer,” said Christina Coughlin, M.D., Ph.D., chief medical officer of Rubius Therapeutics. “I believe the Rubius Therapeutics’ RED PLATFORM® represents the next forefront in cellular therapy innovation and with it the potential to help patients across multiple therapeutic areas. I am excited to join the team during such a pivotal time for the company.”

About Rubius Therapeutics

Rubius Therapeutics is a clinical-stage biopharmaceutical company developing a new class of medicines called Red Cell Therapeutics™. The Company’s proprietary RED PLATFORM® was designed to genetically engineer and culture Red Cell Therapeutics™ that are selective, potent and off-the-shelf allogeneic cellular therapies for the potential treatment of several diseases across multiple therapeutic areas. Rubius’ initial focus is to advance RCT™ product candidates for the treatment of rare diseases, cancer and autoimmune diseases by leveraging three distinct therapeutic modalities — cellular shielding, potent cell-cell interaction and tolerance induction. For more information, visit www.rubiustx.com, or follow us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding the planned timing, recruitment, enrollment and results for our preclinical and clinical activities, including the Phase 1b clinical trial for RTX-134 for the treatment of PKU, our ability to further develop our RCT product candidates, our manufacturing process, our expectations regarding the therapeutic potential of our RCTs, our expectations regarding new and continuing members of our leadership team and our strategy, business plans and focus. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, those risks and uncertainties related to the development of our RCT product candidates and their therapeutic potential and other risks identified in our SEC filings, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, and subsequent filings with the SEC. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent our views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements.

Contacts:

Lori Melançon
Vice President, Corporate Communications and Investor Relations
+1 (617) 949-5296
lori.melancon@rubiustx.com

Media Contact:
Dan Budwick
1AB
+1 (973) 271-6085
dan@1abmedia.com